UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 30, 2016, ParkerVision, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with FBR Capital Markets & Co. (“FBR”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $10,000,000 (the “Shares”) through  FBR.

Subject to the terms and conditions of the ATM Agreement, FBR will use commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the ATM Agreement.  Sales of the Company’s common stock, if any, made under the ATM Agreement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Capital Market Exchange, on any other existing trading market for the common stock or to or through a market maker. In addition, FBR may also sell Shares, with the Company’s consent, by any other method permitted by law, including but not limited to negotiated transactions.

The Company intends to use the net proceeds from the offering for research and development, sales and marketing activities, and for other working capital and general corporate purposes.  The ATM Agreement provides that FBR will be entitled to compensation for its services of 3.0% of the gross sales price of all Shares sold through FBR under the ATM Agreement.  The Company has no obligation to sell any of the Shares under the ATM Agreement, and may at any time suspend solicitation and offers under the ATM Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-214598).  The Company filed a prospectus supplement (the “Prospectus Supplement”), dated December 30, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The ATM Agreement contains customary representations, warranties and agreements of the Company and FBR, indemnification rights and obligations of the parties and termination provisions.  The ATM Agreement is filed as Exhibit 1.01 to this Current Report on Form 8-K, and the descriptions of the material terms of the ATM Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.01.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit No.	Description

1.01	At Market Issuance Sales Agreement by and between registrant and FBR Capital Markets & Co., dated December 30, 2016\

5.01	Opinion of Graubard Miller.

23.01	Consent of Graubard Miller (included as part of Exhibit 5.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 30, 2016

PARKERVISION, INC.
By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.01	At Market Issuance Sales Agreement by and between registrant and FBR Capital Markets & Co., dated December 30, 2016

5.01	Opinion of Graubard Miller.